                                                                    Exhibit 4.10


NEITHER THIS 10% SENIOR CONVERTIBLE DEBENTURE NOR THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND THEY MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

No. _____                                                     $______

                        10% SENIOR CONVERTIBLE DEBENTURE

     THIS 10% SENIOR CONVERTIBLE DEBENTURE (the "Debenture") is one of a duly authorized issue of Debentures of Photoelectron Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (the "Company"), designated as its 10% Senior Convertible Debentures in an aggregate principal amount up to U.S. $10,000,000 (the "Debentures").

     FOR VALUE RECEIVED, the Company promises to pay to _________, the holder hereof, or its order (the "Holder"), the principal sum of ________ Dollars (U.S. $______) on May 1, 2005 (the "Maturity Date") and to pay interest on the principal sum outstanding under this Debenture (the "Outstanding Principal Amount"), at the rate of 10% per annum due and payable quarterly in arrears on the first day of January, April, July and October of each year (each an "Interest Payment Date"), with the first such payment due on _______. Accrual of interest shall commence on the first business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"). The principal of and interest on this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time, provided, however, that, in lieu of paying such interest in coin or currency, the Company may, at its option, pay interest on this Debenture for any Interest Payment Date by adding the amount of such interest to the Outstanding Principal Amount due under this Debenture ("PIK Interest") pursuant to a statement in the form of Exhibit 1 hereto ("PIK Statement") delivered by the Company to the Holder on or prior to the applicable Interest Payment Date. If the cash interest due hereunder is not paid to the Holder by the applicable Interest Payment Date, then the Holder shall be entitled to the addition of PIK Interest hereunder and to the delivery of a PIK Statement with respect thereto. The Company will pay the Outstanding Principal Amount and all accrued and unpaid interest due upon this Debenture on the Maturity Date, to the Holder of this Debenture as of the tenth (10th) day prior to the Maturity Date and addressed to such Holder at the last address appearing on the Debenture Register.

     This Debenture is subject to the following additional provisions:

     1. Exchange. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different denominations as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

     2. Transfers. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the United States only in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws and in accordance with other applicable provisions hereof. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture be overdue, and the Company shall not be affected by notice to the contrary.

     3. Definitions. For purposes hereof the following definitions shall apply:

          "Closing Date" shall mean the date of original issuance of the debenture.

          "Closing Date Market Price" shall mean $4.00, subject to adjustment from time to time as set forth in Paragraph 6 hereof.

          "Common Stock" shall mean the Common Stock of the Company.

          "Company" shall have the meaning set forth in the first introductory paragraph of this Debenture.

          "Conversion Notice" shall have the meaning set forth in Paragraph
     5(c).

          "Conversion Rate" shall have the meaning set forth in Paragraph 5(b).

          "Debenture" shall have the meaning set forth in the first introductory paragraph of this Debenture.

          "Debenture Register" shall have the meaning set forth in the second introductory paragraph of this Debenture.

          "Debentures" shall have the meaning set forth in the first introductory paragraph of this Debenture.

          "Events of Default" shall have the meaning set forth in Paragraph 13.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Act Reports " shall mean the Company's Annual Report on Form 10-K sent to the Company's stockholders and all documents filed by the Company with the Securities and Exchange Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding preliminary proxy statement filings).

          "Holder" shall have the meaning set forth in the second introductory paragraph of this Debenture.

          "Holder Conversion Date" shall have the meaning set forth in Paragraph 5(c).

          "Interest Payment Date" shall have the meaning set forth in the second introductory paragraph of this Debenture.

          "Last Closing Date" shall mean the date of the last closing of the sale of the Debentures offered pursuant to the Company's Confidential Private Placement Memorandum dated May 1, 2000.

          "Maturity Date" shall have the meaning set forth in the second introductory paragraph of this Debenture.

          "Outstanding Principal Amount" shall have the meaning set forth in the second introductory paragraph of this Debenture.

          "Paragraph 4 Transaction" shall have the meaning set forth in Paragraph 4.

          "PIK Interest" shall have the meaning set forth in the second introductory paragraph of this Debenture.

          "PIK Statement" shall have the meaning set forth in the second introductory paragraph of this Debenture.

          "Registration Rights Agreement" shall have the meaning set forth in Paragraph 16.

          "Securities Act" shall have the meaning set forth in Paragraph 2.

          "Subscription Agreement" shall mean the Convertible Debenture Subscription Agreement dated as of ______ between the Company and _____ for the purchase of 10% Senior Convertible Debentures.

          "Underlying Shares" shall mean the shares of Common Stock into which this Debenture is convertible.

     4. Merger, Consolidation. If at any time there occurs any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation) or any other corporate reorganization or transaction or series of related transactions, in any of which in excess of 50% of the Company's voting power is transferred (a "Paragraph 4 Transaction"), then this Debenture, to the extent then outstanding and notwithstanding anything in Paragraph 5(a) to the contrary, shall become convertible into the same cash, property, or securities as the Holder would have received if this Debenture had been converted pursuant to paragraph 5(a) hereof immediately prior to the record date or the effective date, as applicable, of such transaction.

     5. Conversion. This Debenture is subject to conversion as follows:

          (a) (i) Holder's Right to Convert. The Outstanding Principal Amount of this Debenture shall be convertible at any time, in whole or in part, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock.

              (ii) Accrued But Unpaid Interest. Notwithstanding anything in this Debenture to the contrary, the conversion of any part or all of the Outstanding Principal Amount of this Debenture shall include, without limitation, the conversion of all the accrued but unpaid interest on the Outstanding Principal Amount so converted.

          (b) Conversion Price for Converted Shares. Subject to Section 5(a), the Outstanding Principal Amount of this Debenture that is converted into shares of Common Stock shall be convertible into the number of shares of Common Stock which results from application of the following formula:

                                      P + I
                      -------------------------------------
                            Closing Date Market Price

         P = principal amount of this Debenture submitted for conversion

         I = accrued but unpaid interest on P as of the Holder Conversion Date

     The number of shares of Common Stock into which the Outstanding Principal Amount of this Debenture, and interest accrued thereon, may be converted pursuant to this paragraph is hereafter referred to the "Conversion Rate."

          (c) Mechanics of Conversion. In order to convert this Debenture (in whole or in part) into full shares of Common Stock, the Holder shall surrender this Debenture, duly endorsed, by either overnight courier or by hand, to the principal office of the Company, and shall give written notice in the form of Exhibit 2 hereto (the "Conversion Notice") by facsimile (with the original of such notice forwarded with the foregoing courier) to the Company at such office that the Holder elects to convert the principal amount specified therein, which such notice and election shall be irrevocable by the Holder; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless either the Debenture evidencing the principal amount is delivered to the Company as provided above, or the Holder notifies the Company that such Debenture(s) have been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by its connection with such Debentures.

     Upon receipt of such Conversion Notice, the Company shall immediately verify the Holder's calculation of the Conversion Rate and shall use its best efforts to issue and deliver within three business days after delivery to the Company of such Debenture(s), or after receipt of such agreement and indemnification, to such Holder of Debenture(s) at the address of the Holder, or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid, together with a Debenture or Debentures for the principal amount of Debentures not submitted for conversion. The date on which the Conversion Notice is given (the "Holder Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     6. Stock Splits: Dividends, Adjustments, Reorganizations.

          (a) Adjustment for Stock Splits, Combinations, Dividends and Distributions. In the event the Company at any time or from time to time after the Closing Date combines the outstanding shares of its Common Stock into a smaller number of shares, then the number of shares of Common Stock issuable upon conversion of this Debenture shall be similarly adjusted. In the event the Company at any time or from time to time after the Closing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (including, without limitation, rights to acquire Common Stock or such other securities), then and in each such event provision shall be made so that the Holders of Debentures shall receive upon conversion thereof pursuant to Paragraph 5 hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Company to which a Holder on the relevant record or payment date, as applicable, of the number of shares of Common Stock so receivable upon conversion would have been entitled, plus any dividends or other distributions which would have been received with respect to such securities had such Holder thereafter, during the period from the date of such event to and including the Holder Conversion Date, retained such securities, subject to all other adjustments called for during such period under this Paragraph 6 with respect to the rights of the Holders of the Debentures. For purposes of this Paragraph 6(a), the number of shares of Common Stock so receivable upon conversion by the Holder shall be deemed to be that number which the Holder would have received upon conversion of the entire Outstanding Principal Amount hereof if the Holder Conversion Date had been the day preceding the date upon which the Company announced the making of such dividend or other distribution.

          (b) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Closing Date, the Common Stock issuable upon the conversion of the Debentures is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Paragraph 6 or a merger or consolidation, provided for in Paragraph 4), then and in each such event each Holder of Debentures shall have the right thereafter to convert such Debenture into the kind of stock receivable upon such recapitalization, reclassification or other change by holders of shares of Common Stock all subject to further adjustment as provided herein. In such event, the formulas set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

          (c) Reorganizations. If at any time or from time to time after the Closing Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Paragraph 6) then, as a part of such reorganization, provision shall be made so that the Holders of the Debentures shall thereafter be entitled to receive upon conversion of the Debentures the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 5 with respect to the rights of the Holders of the Debentures after the reorganization to the end that the provisions of this Paragraph 6 shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property issued in connection with the above described transaction.

     7. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up or down to the nearest whole share.

     8. Reservation of Stock Issuable Upon Conversion. The Company has reserved and the Company shall continue to reserve and keep available at all times shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Debentures. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of Debentures (provided that, in no event shall the number of shares so reserved be less than the maximum number required to satisfy remaining conversion rights on the unconverted Debentures) and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

     9. Corporate Obligation. Except as otherwise provided herein, no recourse under or upon any obligation, covenant or agreement contained in this Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any promoter, subscriber to shares for amounts in excess of the subscription, incorporator, stockholder, officer, or director, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation or through any trustee, receiver, or any other person, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Debenture is solely a corporate obligation of the Company and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such promoter, subscriber (for amounts in excess of the subscription), incorporator, stockholder, officer, or director, as such, are hereby expressly waived and released by every Holder hereof by the acceptance of this Debenture and as a part of the consideration for the issue hereof.

     10. Obligations Absolute. No provision of this Debenture, other than conversion as provided herein, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

     11. Waivers of Demand, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, prior notice of bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payments of all sums owing and to be owing hereon, regardless of and without any notice (except as required by law), diligence, act or omission as or with respect to the collection of any amount called for hereunder.

     12. Replacement Debentures. In the event that any Holder notifies the Company that its Debenture(s) have been lost, stolen or destroyed, replacement Debenture(s) identical in all respects to the original Debenture(s) (except for registration number and Outstanding Principal Amount, if different than that shown on the original

Debenture(s)) shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Debenture(s).

     13. Defaults. If one or more of the following described "Events of Default" shall occur:

     (a) The Company shall default in the payment of (i) interest on this Debenture, and such default shall continue for five (5) business days after the due date thereof, or (ii) the principal of this Debenture; or

     (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements of the Company heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or (when taken together with other information furnished by or on behalf of the Company, including Exchange Act Reports) misleading in any material respect at the time made; or

     (c) The Company shall fail to perform or observe any material covenant or agreement in the Subscription Agreement, or any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of ten (10) business days after notice from the Holder of such failure; or

     (d) The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make a general assignment for the benefit of creditors or commence proceedings for its dissolution; or
          (3) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

     (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

     (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

     (g) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty
          (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in, any such proceeding;

then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may, by notice to the Company declare the Outstanding Principal Amount of this Debenture and all accrued and unpaid interest thereon immediately due and payable, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     14. Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

     15. Entire Agreement. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and a majority-in-interest of the Holders.

     16. Assignment, Etc. The Holder may, subject to compliance with the Subscription Agreement, without notice, transfer or assign this Debenture or any interest herein and may mortgage, encumber or transfer any of its rights or interest in and to this Debenture or any part hereof and, without limitation, each assignee, transferee and mortgagee (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest; provided, however, that (i) each such assignee, transferee and mortgagee shall be an accredited investor as that term is defined in Rule 501 of Registration D under the Securities Act and each such assignment, transfer, mortgagee or other encumbrance shall comply with Regulation D under the Securities Act as though such transaction has been a part of the original offer and sale of the Debentures by the Company and Regulation D was applicable thereto, or (ii) the holder will furnish the Company with an opinion of counsel to the effect that such assignment, transfer, mortgage or other encumbrance is otherwise exempt from the registration requirements under the Securities Act. Each such assignee, transferee and mortgagee shall have all of the rights and obligations of the Holder under this Debenture. The Company agrees that, subject to compliance with the Subscription Agreement, after receipt by the Company of written notice of assignment from the Holder or from the Holders' assignee, all principal, interest, and other amounts which are then due and thereafter become due under this Debenture shall be paid to such assignee at the place of payment designated in such notice. This Debenture shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and assigns.

     17. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

     18. Miscellaneous. Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) upon confirmation of receipt by fax by the party to be notified; (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d); or (d) three days after deposit with the United States Post Office, postage prepaid, certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page, or at such other address as such party may designate by ten days' advance written notice to the other parties given in the foregoing manner. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

     19. Choice of Law and Venue: Waiver of Jury Trial. This Debenture shall be construed under the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of law or choice of law. The Company hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Debenture shall, at the Holder's sole option, be litigated only in the United States District Court for the District of Massachusetts located in Boston, Massachusetts, or in the Superior Court located in Middlesex County, Massachusetts. The Company consents to the jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the Commonwealth of Massachusetts by certified mail, return receipt requested, directed to the Company at the address indicated on the signature page, or at such other address as the Company may designate by ten days' advance written notice to the Holder given in accordance with Paragraph 18 (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                            Dated:          ,
                                  ------- --  -----

                            PHOTOELECTRON CORPORATION

                         By:
                             --------------------------
                             Name: Timothy W. Baker
                             Title:  Chief Financial Officer and Treasurer
                             Address:  5 Forbes Road,
                                       Lexington, MA 02421

                                    EXHIBIT 1

                                  PIK STATEMENT

Date:
     -----------------------

To:  [Name of Holder of Debenture] ("Holder")

Re: 10% Senior Convertible Debenture ("Debenture") of Photoelectron Corporation (the "Company") No. __________, in the face principal amount of U.S.$_________.


     In lieu of paying interest on the above-referenced Debenture in coin or currency, the Company hereby elects to pay interest on the Debenture, for the Interest Payment Date indicated below, by having the amount of such interest added to the Outstanding Principal Amount due under the Debenture. The Company hereby certifies to the Holder, its successors and assigns that the Outstanding Principal Amount due under the Debenture after delivery of this PIK Statement equals the amount indicated below. Capitalized terms used in this PIK Statement and not otherwise defined shall have the meaning ascribed thereto in the Debenture.

         Interest Payment Date:__________________

         Outstanding Principal Amount prior
         to issuance of this PIK Statement:               U.S.$_____________

         PIK Interest:                                    U.S.$_____________

         Outstanding Principal Amount after
         issuance of this PIK Statement:                  U.S.$_____________

     IN WITNESS WHEREOF, this PIK Statement has been duly executed and delivered on the date first written above.

                                     PHOTOELECTRON CORPORATION

                                     By:
                                        ---------------------------
                                        Print Name:
                                        Print Title:

                                    EXHIBIT 2

                      (To Be Executed by Registered Holder
                         in order to Convert Debenture)
                                CONVERSION NOTICE
                                       FOR
                        10% SENIOR CONVERTIBLE DEBENTURE

The undersigned, as Holder of the 10% Senior Convertible Debenture Due May 1, 2005 of Photoelectron Corporation (the "Company"), No. ______, in the outstanding principal amount of U.S.$_____________ (the "Debenture"), hereby irrevocably elects to convert U.S.$__________ of the outstanding principal amount of the Debenture together with all accrued but unpaid interest under the Debenture into shares of Common Stock of the Company (the "Common Stock"), according to the conditions of the Debenture, as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned. No fee will be charged to the Holder for any conversion.

Conversion Information:    NAME OF HOLDER:
                                          ---------------------------

                           By:
                              ---------------------------------------
                              Print Name:
                              Print Title:

                           Print Address of Holder:

                           ------------------------------------------

                           ------------------------------------------


                           ------------------------------------------
                           Date of Conversion


                           ------------------------------------------
                           Application Conversion Rate